Exhibit 10.4

AMENDMENT TO PURCHASE AGREEMENT

This Amendment (this "Amendment") is entered into effective as of February 21, 2020 (the “Effective Date”), by and among Mr. Mark Bell, individuals residing in Oakley, Idaho ( “Seller”), A4 Construction Services, Inc., a Delaware corporation (“Alpine 4 CS CS”), and Excel Fabrication, LLC., an Idaho Limited Liability Company (the “Company”).  The Seller, and the Company, and Alpine 4 CS are sometimes referred to hereafter individually as a “Party” and collectively as the “Parties.”

RECITALS

A.
Alpine 4 CS, the Seller, and the Company entered into a Stock Purchase Agreement of even or near date herewith (the “SPA”), pursuant to which Alpine 4 CS  purchased from the Seller 100% of the issued and outstanding shares of stock of the Company and related entities (the “Purchased Shares”).

B.
As partial payment for the Purchased Shares, Company made and conveyed to the Seller one (1) Secured Promissory Notes (each a “Note” and collectively, the “Notes”) of even or near date herewith, pursuant to which, Alpine 4 CS agreed to pay to the Seller an aggregate of $2,300,000, on terms set forth in the Notes, as consideration for the Purchased Shares.

C.
In recognition of, and to provide collateral to secure Company’s obligations under the Notes, the Company agrees to enter into this Security Agreement pursuant to which the Company will grant to Seller a subordinated security interest in the Collateral described below outlined in Exhibit E in the SPA with a Subordination Agreement.

D.	At the request of Alpine 4 CS, Seller agree to allow Alpine 4 CS to change Senior Lenders and agree to execute new Subordination Agreements as represented in Exhibit E at Alpine 4 CS’s request.
E.	Alpine 4 CS hereby agrees to guarantee the obligations of the Company in respect of the payment obligations under the Notes.

AGREEMENT

 NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, Seller, and Alpine 4 CS hereby agree as follows:

1.	Amended the Cash Paid at Close: The Parties agree to tranche the cash paid to into two payments of $1,780,000 to be paid on 02-21-2020 and $820,000 to be paid on or before 02-28-2020:
2.	1st Position Security in Equipment: The Parties agree to grant Seller 1st position in the equipment until the second tranche of $820,000 is paid to seller.

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

ALPINE 4 CS:

A4 Construction Services, Inc.
a Delaware Corporation

By:
       Kent Wilson
       Its Chief Executive Officer

SELLER:

Name:______________________

Name:__  ________________________

COMPANY:

EXCEL FABRICATION, LLC.

By:
       Kent Wilson _______
       Its Interim CEO